NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

JFarrar@StellarOne.com

STELLARONE CORPORATION

DECLARES CASH DIVIDEND

Charlottesville, VA, July 29, 2009 - StellarOne Corporation (NASDAQ: STEL) (StellarOne), announced today that its Board of Directors approved a quarterly cash dividend in the amount of $0.04 per share payable on August 28, 2009 to shareholders of record on August 10, 2009. The payment represents an annual yield to shareholders of approximately 1.1% based on the closing price of StellarOne stock on July 28, 2009.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 59 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.